EXHIBIT 3.1(b)

AMENDED AND RESTATED BYLAWS
OF
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

Incorporated under the Laws of the
State of Delaware

Adopted as of
April 19, 2007

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ii

BYLAWS
OF
UNCN ACQUISITION CORP.
(a Delaware corporation)
ARTICLE I
OFFICES
     The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation’s business.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.
Section 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.
Section 3. Special Meetings. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors, if any, or the President or by order of the Board of Directors and shall be called by the Secretary upon the written request of stockholders holding of record such number of the outstanding shares of stock of the Corporation representing at least 50% of the total number of votes entitled to be voted at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.
Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than 60 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.
Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.
Section 6. Quorum. At each meeting of the stockholders, the holders of record of such number of the issued and outstanding stock of the Corporation representing at least 50% of the total number of votes entitled to be voted at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.
Section 7. Voting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date; provided, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority of the number of votes with respect to the shares of stock held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation of the Corporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.
Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.
Section 9. Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III
BOARD OF DIRECTORS
Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.
Section 2. Election and Term. Except as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.
Section 3. Number. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors and initially shall be two.
Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of 50% of the whole Board of Directors (or any committee thereof) shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law. The Board of Directors (or any committee thereof) may hold its meetings at such place or places within or without the State of Delaware as the Board of

Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.
Section 5. Organization Meeting. Immediately after each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.
Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.
Section 7. Special Meetings; Notice. Special meetings of the Board of Directors (or any committee thereof) shall be held whenever called by the Chairman of the Board of Directors, if any, the President or by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by e-mail or facsimile, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation of the Corporation, these Bylaws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.
Section 8. Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.
Section 9. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors, if any, the President, the Vice President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Vacancies. Any newly created directorships and vacancies occurring in the Board of Directors by reason of death, resignation, retirement, disqualification or removal, with or without cause, may only be filled by the action of the holders of record of the majority of such issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.
Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or any committee thereof) may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors (or any committee thereof), and such written consent is filed with the minutes or proceedings of the Board of Directors.
Section 12. Telephonic Participation in Meetings. Members of the Board of Directors (or any committee thereof) may participate in a meeting of the Board of Directors (or any committee thereof) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 13. Committees. The Board of Directors may appoint such committees of the Board of Directors as it may deem appropriate, and such committees shall exercise the authority delegated to them. The membership of any such committee shall consist of such Directors as the Board of Directors may deem advisable from time to time to serve. The Board of Directors may fill in any vacancies on any committee as they occur. Each committee shall meet as often as its business may require.
ARTICLE IV
OFFICERS
Section 1. Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board of Directors, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board of Directors (if any) and the Vice Presidents (if any) being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.
Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

Section 3. Other Officers. In addition, the Board of Directors may elect, or the Chairman of the Board of Directors, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board of Directors, if any, or the President may from time to time determine.
Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors called for that purpose, at which a quorum is present.
Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.
Section 7. Chairman of the Board of Directors. The Chairman of the Board of Directors, if one be elected, shall preside if present at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.
Section 8. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer.
Section 9. Vice President. Each Vice President, if such be elected, shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.
Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.
Section 11. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.
Section 12. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 13. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.
ARTICLE V
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Section 1. Indemnity. (a) The Corporation shall indemnify any Person (as hereinafter defined) who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article V, Section 1 is in effect. Any repeal or amendment of this Article V, Section 1 shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article V, Section 1. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended, provided that the Corporation shall be entitled to participate in or, at its option, to assume the defense, appeal or settlement of such proceeding. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.
          (b) The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.
          (c) Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article V, Section 1 shall extent to proceedings involving the negligence of such Person.
          (d) As used herein, the term “Person” means any corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality.
          (e) As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.
Section 2. Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section of 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article V, Section 2 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personally liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article V, Section 2, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.
ARTICLE VI
SHARES AND THEIR TRANSFER
Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.
Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board of Directors, if any, or the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.
Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.
Section 5. Registrations of Transfers of Stock.. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation of the Corporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, and a sufficient indemnity bond in favor of the Corporation shall be provided by the applicable stockholder, in each case, if it so requires.
Section 8. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action. If a record date is not fixed by the Board of Directors as aforesaid, (i) the date for determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any purpose other than that specified in clause (i) shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in such form as the Board of Directors may decide. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.
Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.
Section 3. Dividends. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.
ARTICLE VIII
AMENDMENTS
     These Bylaws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of the issued and outstanding stock of the Corporation representing a majority of the number of votes of all issued and outstanding shares of the Corporation (i) present in person or by proxy at a meeting of holders of such stock or (ii) by a consent in writing in the manner contemplated in Section 9 of Article II; provided, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.
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by two or more officers. The Chairman of the Board, if any, shall be elected from among the directors. Subject to the foregoing exceptions, none of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.
     6.2 Removal and Resignation. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary shall be deemed to constitute notice to the Corporation. Any such resignation shall take effect at the dale of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board.
     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board not inconsistent with these Bylaws.
     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board; provided, however, that the Board may delegate to a committee of the Board, the Chairman of the Board or the Chief Executive Officer the power to determine the compensation of any officer or agent (other than the officer to whom such power is delegated).
     6.6 Chairman of the Board. The Chairman of the Board, if elected by the Board, shall have such powers and duties as may be prescribed by the Board. Such officer shall preside at all meetings of the stockholders and of the Board Such officer may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.
     6.7 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, including Vice Presidents, Assistant Secretaries and Assistant Treasurers, except that the Chief Executive Officer may not remove those elected or appointed by the Board. The Chief Executive Officer shall keep the Board and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. The Chief Executive Officer may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. If the Board has not elected a Chairman of the Board or in the absence, inability to act or refusal to act, of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board, except for presiding at meetings of the Board if the Chief Executive Officer is not also a director. As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable or refuses to act.
     6.8 President. The President shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board, or the Chief Executive Officer, and shall exercise the powers of the Chief Executive Officer during that officer’s absence, inability to act or refusal to act. The President may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence or inability or refusal to act of the Chief Executive Officer at the time such action was taken.
     6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President, and (in order of their seniority as determined by the Board, or in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence, inability to act or refusal to act. Any Vice President may sign, with the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or another officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability or refusal to act of the President at the time such action was taken.
     6.10 Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board, at each annual meeting of the stockholders, and at such other times as may be required by the Board, the Chairman of the Board (if any) or the Chief Executive Officer, a statement of financial condition of the Corporation in such detail as may be required; (c) sign with the Chairman of the Board (if any), the Chief Executive Officer, the President or any Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the Chief Executive Officer, the President or the Board.
     6.11 Assistant Treasurers. Each Assistant Treasurer shall have such power and duties as may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act, but such delegation shall not relieve the Treasurer from his responsibilities and liabilities of office.
     6.12 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall (a) record the proceedings of the meetings of the stockholders, the Board and committees of directors in the permanent minute books of the Corporation kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares of the Corporation prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chairman of the Board (if any), the Chief Executive Officer, the President or any Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the Chief Executive Officer, the President or the Board.
     6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Assistant Secretaries (in the order of their seniority as determined by the

Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act. The Assistant Secretaries may sign, with the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, the issue or execution of which shall have been authorized by a resolution of the Board, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.
ARTICLE VII
CERTIFICATES AND STOCKHOLDERS
     7.1 Certificates for Shares. Certificates for shares of stock of the corporation shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be facsimiles, engraved or printed and may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.
     7.2 Replacement of Lost or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.
     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
     7.5 Regulations. The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.
     7.6 Legends. The Board shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.1 Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock of the Corporation. Such declaration and payment shall be at the discretion of the Board.
     8.2 Reserves. There may be created by the Board out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall consider beneficial to the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.
     8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
     8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board; provided, that if such fiscal year is not fixed by the Board and the selection of the fiscal year is not expressly deferred by the Board, the fiscal year shall be the calendar year.
     8.5 Seal. The seal of the Corporation, if any, shall be in such form as from time to time may be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     8.6 Securities of Other Corporations. With the prior approval of a majority of the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.
     8.7 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the Board and members of a committee of the Board may participate in and hold a meeting of such stockholders, Board or committee by means of a telephone conference or similar communications equipment by means of which persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section 8.7 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     8.8 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the Board, or of any committee of the Board, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be Faxed signatures of such consent or consents shall be effective for all purposes.
     8.9 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
     8.10 Mortgages, etc. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board authorizing such execution expressly state that such attestation is necessary.
     8.11 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
     8.12 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

     8.13 Amendments. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the Board at any regular meeting of the Board or at any special meeting of the Board if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required for the alteration, amendment, or repeal of the Bylaws or adoption of new Bylaws by the stockholders of the Corporation.

     I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the Bylaws of the Corporation, as adopted by the Board of the Corporation on the 13th day of February, 2001, and made effective as of the 7th day of June, 2001.

/s/ John J. Wellik
John J. Wellik, Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED BYLAWS OF
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.]